UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 3, 2010

SEACHANGE INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-21393	04-3197974
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Nagog Park, Acton, MA	01720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (978) 897-0100

No change since last report
(Former Name or Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

    SeaChange International, Inc. (“SeaChange”) has entered into a Settlement Agreement, dated as of June 3, 2010 (the “Settlement Agreement”), with Ramius Value and Opportunity Master Fund Ltd and the other persons set forth on the signature pages thereto (collectively, the “Ramius Group”), pursuant to which SeaChange has agreed to expand its Board of Directors to eight members, appoint Edward Terino to the Board as a Class II Director and Raghu Rau to the Board as a Class III Director. SeaChange has also agreed to appoint one of these two persons to each of the standing committees of the Board.

    In addition, pursuant to the Settlement Agreement:
  The Ramius Group withdrew their previously submitted letter dated January 26, 2010 giving notice to SeaChange of the intent to nominate two candidates for election at the 2010 annual meeting.

  SeaChange agreed (1) to recommend, support and solicit proxies for the election of Mr. Terino at the 2010 annual meeting in the same manner as it would for the incumbent directors (collectively, the “2010 Nominees”); (2) to cause replacement director(s) designated by the Ramius Group to be appointed to the Board in the event Mr. Terino is unable or refuses to serve or stand for election at the 2010 annual meeting or resigns or is removed as a director prior to the 2013 annual meeting or if Mr. Rau is unable or refuses to serve or stand for election or resigns or is removed as a director prior to the 2011 annual meeting; (3) to present for consideration at the 2010 annual meeting only matters related to the election of the 2010 Nominees, the ratification of SeaChange’s independent public accounting firm, and any proposals submitted by stockholders pursuant to Rule 14a-8 for inclusion in SeaChange’s proxy materials; and (4) to maintain the size of the Board at eight members until conclusion of the 2011 annual meeting.

  The Ramius Group agreed (1) to vote all shares of Common Stock beneficially owned by them and their affiliates in favor of the 2010 Nominees and the ratification of SeaChange’s independent public accounting firm; (2) not to nominate any person for election at the 2010 annual meeting or submit any proposal for consideration or bring any other business before the 2010 annual meeting, and (3) not to make any statements or engage in any activities in opposition to the 2010 Nominees.

  Upon the Ramius Group ceasing, at any time prior to the 2011 annual meeting, to hold at least 3% of SeaChange’s then-outstanding Common Stock, Mr. Rau is required to resign from the Board and the Ramius Group ceases to have director election rights under the Settlement Agreement with respect to the seat previously held by Mr. Rau.
The full text of the Settlement Agreement is included as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following Exhibits are furnished as part of this report:

Exhibit No.	Description
10.1	Settlement Agreement, dated as of June 3, 2010, by and among SeaChange International, Inc., Ramius Value and Opportunity Master Fund Ltd. and the other parties set forth on the signature pages thereto

10.2	Press release, dated as of June 3, 2010, issued by SeaChange International, Inc.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEACHANGE INTERNATIONAL, INC.

By:	/s/ Kevin Bisson
Kevin Bisson
Chief Financial Officer, Treasurer,
Secretary, and Senior Vice
President, Finance and Administration

Dated: June 3, 2010

EXHIBIT INDEX

Exhibit No.	Description
10.1	Settlement Agreement, dated as of June 3, 2010, by and among SeaChange International, Inc., Ramius Value and Opportunity Master Fund Ltd. and the other parties set forth on the signature pages thereto

10.2	Press release, dated as of June 3, 2010, issued by SeaChange International, Inc.